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Nuveen Mutual Funds
Form of
Dealer Distribution and
Shareholder Servicing Agreement

As principal underwriter of shares of the various Nuveen non-money market open-end mutual funds, and of the shares of any future such funds (collectively, the "Funds"), we invite you to join a selling group for the distribution of shares of common stock of the Funds (the "Shares"). As exclusive agent of the Funds, we offer to sell you Shares on the following terms:

1. In all sales of Shares to the public you shall act as dealer for your own account, and in no transaction shall you have any authority to act as agent for any Fund, for us or for any other member of the Selling Group.

2. Orders received from you shall be accepted by us only at the public offering price applicable to each order, as established by the then current
     Prospectus of the appropriate Fund, subject to the discounts provided in such Prospectus. Upon receipt from you of any order to purchase Shares we shall confirm to you in writing or by wire to be followed by a confirmation in writing. Additional instructions may be forwarded to you from time to time. All orders are subject to acceptance or rejection by us in our sole discretion.

3. You may offer and sell Shares to your customers only at the public offering price determined in the manner described in the current Prospectus of the appropriate Fund. Shares will be offered at a public offering price based upon the net asset value of such Shares plus, with respect to certain class(es) of Shares, a sales charge from which you shall receive a discount equal to a percentage of the applicable offering price as provided in the Prospectus. You may receive a distribution fee and/or a service fee with respect to certain class(es) of Shares for which such fees are applicable, as provided in the applicable Prospectus, which distribution fee and/or service fee shall be payable for such periods and at such intervals as are from time to time specified by us. Your placement of an order for Shares after the date of any notice of such amendment shall conclusively evidence your agreement to be bound thereby.

     Reduced sales charges may also be available as a result of a cumulative discount or pursuant to a letter of intent. Further information as to such reduced sales charges, if any, is set forth in the appropriate Fund
     Prospectus. You agree to advise us promptly as to the amounts of any sales made by you to the public qualifying for reduced sales charges.

4.   By accepting this Agreement, you agree:

     a)   That you will purchase Shares only from us;

     b) That you will purchase Shares from us only to cover purchase orders already received from your customers, or for your own bona fide investment; and

     c) That you will not withhold placing with us orders received from your customers so as to profit yourself as a result of such withholding.

     d) That, with respect to the sale of Shares of Funds that offer multiple classes of Shares, you will comply with the terms of the Policies and Procedures with Respect to Sales of Multiple Classes of Shares, attached hereto as Exhibit A.

5.   We will not accept from you any conditional orders for Shares.

6. Payment for Shares ordered from us shall be in New York clearing house funds and must be received by the Funds' agent, Chase Global Funds
     Services, Co., 73 Tremont Street, Boston, Massachusetts 02108, within three business days after our acceptance of your order. If such payment is not received, we reserve the right, without notice, forthwith to cancel the sale or, at our option, to cause the Fund to redeem the Shares ordered, in which case we may hold you responsible for any loss, including loss of profit, suffered by us as result of your failure to make such payment. If any Shares confirmed to you under the terms of this agreement are repurchased by the issuing Fund or by us as agent for the Fund, or are tendered for repurchase, within seven

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     business days after the date of our confirmation of the original purchase order, you shall promptly refund to us the full discount, commission, or other concession, if any, allowed or paid to you on such Shares.

7. Shares sold hereunder shall be available in book-entry form on the books of Shareholder Services, Inc. unless other instructions have been given.

8. No person is authorized to make any representations concerning Shares of any Fund except those contained in the applicable current Prospectus and printed information subsequently issued by the appropriate Fund or by us as information supplemental to such Prospectus. You agree that you will not offer or sell any Shares except under circumstances that will result in compliance with the applicable Federal and state securities laws and that in connection with sales and offers to sell Shares you will furnish to each person to whom any such sale or offer is made a copy of the then current
     Prospectus for the appropriate Fund (as the amended or supplemented) and will not furnish to any persons any information relating to Shares which is inconsistent in any respect with the information contained in the then current Prospectus or cause any advertisement to be published in any newspaper or posted in any public place without our consent and the consent of the appropriate Fund. You shall be responsible for any required filing of such advertising.

9. All sales will be made subject to our receipt of Shares from the appropriate Fund. We reserve the right, in our discretion, without notice, to modify, suspend or withdraw entirely the offering of any Shares, and upon notice to change the price, sales charge, or dealer discount or to modify, cancel or change the terms of this agreement.

10. Your acceptance of this agreement constitutes a representation that you are a registered securities dealer and a member in good standing of the National Association of Securities Dealers, Inc. and agree to comply with all applicable state and Federal laws, rules and regulations applicable to transactions hereunder and to the Rules of Fair Practice of the National
     Association of Securities Dealers, Inc., including specifically Section 26,
     Article III thereof. You likewise agree that you will not offer to sell
     Shares in any state or other jurisdiction in which they may not lawfully be offered for sale.

11. You shall provide such office space and equipment, telephone facilities, personnel and literature distribution as is necessary or appropriate for providing information and services to your customers. Such services and assistance may include, but not be limited to, establishment and maintenance of shareholder accounts and records, processing purchase and redemption transactions, answering routine inquiries regarding the Funds, and such other services as may be agreed upon from time to time and as may be permitted by applicable statute, rule, or regulation. You shall perform these services in good faith and with reasonable care. You shall immediately inform the Funds or us of all written complaints received by you from Fund shareholders relating to the maintenance of their accounts and shall promptly answer all such complaints.

12. All communications to us should be sent to 333 W. Wacker Drive, Chicago, Illinois 60606. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

13. This Agreement shall be construed in accordance with the laws of the State of Illinois. This Agreement is subject to the Prospectuses of the Funds from time to time in effect, and, in the event of a conflict, the terms of the Prospectuses shall control. References herein to the "Prospectus" of a Fund shall mean the prospectus and statement of additional information of such Fund as from time to time in effect. Any changes, modifications or additions reflected in any such Prospectus shall be effective on the date of such Prospectus (or supplement thereto) unless specified otherwise. This
     Agreement shall supersede any prior dealer distribution agreement with respect to the Funds.

Nuveen Investments

Nuveen Investments
Authorized Signature

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We have read the foregoing agreement and accept and agree to the terms and conditions therein.

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Authorized Signature     |                               Date  |       |     |    |
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

The above agreement should be executed in duplicate and both copies returned to us for signature. We will return a fully executed copy to you for your files.

Please return the completed agreement to:

Nuveen Investments, 333 West Wacker Drive, Chicago, Illinois 60606-1286

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Exhibit A to Nuveen Mutual Funds
Dealer Distribution and
Shareholder Servicing Agreement
Policies and Procedures With Respect to
Sales of Multiple Classes of Funds

The Nuveen non-money market open-end mutual funds (the "Funds") have one or more of the following classes of shares generally available to the public: Class A
Shares, which are normally subject to an up-front sales charge and a service fee; Class B Shares, which are subject to an asset-based sales charge, a service fee, and a declining contingent deferred sales charge ("CDSC"); and Class C
Shares, which are subject to an asset-based sales charge, a service fee, and a 12-month CDSC, it is important for an investor to choose the method of purchasing shares which best suits his or her particular circumstances. To assist investors in these decisions, Nuveen Investments, underwriter for the Nuveen Mutual Funds, has instituted the following policies with respect to orders for Fund shares. These policies apply to each Authorized Dealer which distributes Fund shares.

1. Purchase orders for a single purchaser equal to or exceeding $1,000,000 should be placed only for Class A shares, unless such purchase for Class B or Class C Shares has been reviewed and approved by the Authorized Dealer's appropriate supervisor.

2. Any purchase order for less than $1,000,000 may be for Class A, Class B or Class C Shares in light of the relevant facts and circumstances, including:


     a)   the specific purchase order dollar amount;

     b)   the length of time the investor expects to hold his or her Shares;

     c)   whether the investor expects to reinvest dividends; and

     d) any other relevant circumstances such as the availability of purchases under a letter of intent, a combined discount or a cumulative discount, as described in the Prospectus for the Fund, and any anticipated changes in the funds net asset value per share.

There are instances when one method of purchasing Shares may be more appropriate than the other. For example, investors who would qualify for a significant discount from the maximum sales load on Class A Shares might determine that payment of such a reduced up-front sales charge is preferable to the payment of a higher ongoing distribution fee on Class B or Class C Shares. On the other hand, investors who prefer not to pay an up-front sales charge may wish to defer the sales charge by purchasing Class B or Class C Shares. Those who plan to redeem their shares within 5 years might consider Class C Shares, particularly if they do not expect to reinvest dividends in additional shares. Note that, if an investor anticipates redeeming Class B Shares within a short period of time such as one year, that investor may bear higher distribution expenses than if Class A Shares had been purchased. In addition, investors who intend to hold their shares for a significantly long time may not wish to bear the higher ongoing-asset-based sales charges of Class B or Class C Shares, irrespective of the fact that the CDSC that would apply to a redemption of Class B Shares is reduced over time and is ultimately eliminated, and that the CDSC that would apply to a redemption of Class C Shares is relatively short in duration and small in amount.

Appropriate supervisory personnel within your organization must ensure that all employees receiving investor inquiries about the purchase of shares of the Funds advise the investor of the available pricing structures offered by the Funds and the impact of choosing one method over another, including breakpoints and the availability of letters of intent, combined purchases and cumulative discounts.
In some instances it may be appropriate for a supervisory person to discuss a purchase with the investor.

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These policies are effective immediately with respect to any order for the purchase of shares of the Funds.

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Exhibit A (Page 2)

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--------------------------------------------------------------------------------------------------------------------------------
                                                              A SHARE                   B SHARE                 C SHARE
                                                        CUSIP         NASDAQ       CUSIP        NASDAQ     CUSIP       NASDAQ
                                                        Number        Symbol       Number       Symbol     Number      Symbol

Equity Mutual Funds

Nuveen Rittenhouse Growth Fund                         67065W100      NRGAX       67065W209     NRGBX    67065W308     NRGCX
Nuveen Large Cap Value Fund                            67064Y503      NNGAX       67064Y602     NNGBX    67064Y701     NNGCX

Nuveen Balanced Stock and Bond Fund                    67064Y107      NNSAX       67064Y206     NNSBX    67064Y305       #

Nuveen Balanced Municipal and Stock Fund               67064Y883      NBMSX       67064Y875     NMNBX    67064Y867     NBMCX

Nuveen Dividend & Growth Fund                          67067B104        #         67067B203       #      67067B302       #
Nuveen European Value Fund                             67064Y842        #         67064Y834       #      67064Y826       #
Nuveen Innovation Fund                                 67065W886      NIFAX       67065W878     NIFBX    67065W860       #
Nuveen International Growth Fund                       67065W506        #         67065W605       #      67065W704       #

Municipal Mutual Funds

Nuveen Intermediate Duration Municipal Bond Fund       67065Q202      NMBAX       67065Q103       #      67065Q301
Nuveen Insured Municipal Bond Fund                     67065Q509      NMBIX       67065Q608     NMBBX    67065Q707     NMBKX*
Nuveen All-American Municipal Bond Fund                67065Q889      FLAAX       67065Q871       #      67065Q863     FAACX
Nuveen Limited Term Municipal Bond Fund                67065Q848      FLTDX           -           -      67065Q830     FLTCX
Nuveen AZ Municipal Bond Fund                          67065L104      FAZTX       67065L203       #      67065L302     FAZCX*
Nuveen CA Municipal Bond Fund                          67065N100      NCAAX*      67065N209     NCBBX    67065N308     NCACX
Nuveen CA Insured Municipal Bond Fund                  67065N506      NCAIX       67065N605     NCABX    67065N704     NCAKX*
Nuveen CO Municipal Bond Fund                          67065L609      FCOTX       67065L500       #      67065L807       #
Nuveen CT Municipal Bond Fund                          67065N886      FCTTX       67065N878     FCTBX    67065N860     FCTCX*
Nuveen FL Municipal Bond Fund                          67065L708      FLOTX       67065L658       #      67065L641     FLCTX*
Nuveen GA Municipal Bond Fund                          67065P501      FGATX       67065P600       #      67065P709     FGACX
Nuveen KS Municipal Bond Fund                          67065R101      FKSTX       67065R200       #      67065R309       #
Nuveen KY Municipal Bond Fund                          67065R507      FKYTX       67065R606       #      67065R705     FKYCX
Nuveen LA Municipal Bond Fund                          67065P881      FTLAX       67065P873       #      67065P865     FTLCX*
Nuveen MD Municipal Bond Fund                          67065L831      NMDAX       67065L823       #      67065L815     NMDCX*
Nuveen MA Municipal Bond Fund                          67065N845      NMAAX       67065N837       -      67065N829     NMACX*
Nuveen MA Insured Municipal Bond Fund                  67065N795      NMAIX       67065N787       -      67065N779     NMAKX*
Nuveen MI Municipal Bond Fund                          67065R853      FMITX       67065R846       #      67065R838     FLMCX
Nuveen MO Municipal Bond Fund                          67065R812      FMOTX       67065R796       #      67065R788     FMOCX*
Nuveen NJ Municipal Bond Fund                          67065N753      NNJAX       67065N746     NNJBX    67065N738     NNJCX*
Nuveen NM Municipal Bond Fund                          67065L781      FNMTX       67065L773       #      67065L765       #
Nuveen NY Municipal Bond Fund                          67065N670      NNYAX       67065N662     NNYBX    67065N654     NNYCX*
Nuveen NY Insured Municipal Bond Fund                  67065N639      NNYIX       67065N621     NNIMX    67065N613     NNYKX*
Nuveen NC  Municipal Bond Fund                         67065P840      FLNCX       67065P832       #      67065P824     FCNCX*
Nuveen OH Municipal Bond Fund                          67065R762      FOHTX       67065R754       #      67065R747     FOHCX
Nuveen PA Municipal Bond Fund                          67065L740      FPNTX       67065L732       #      67065L724     FPMBX*
Nuveen TN Municipal Bond Fund                          67065P758      FTNTX       67065P741     FTMBX    67065P733     FTNCX
Nuveen High Yield Municipal Bond Fund                  67065Q749        #          6705Q756       #      67065Q764       #
Nuveen VA Municipal Bond Fund                          67065L690      FVATX       67065L682       #      67065L674     FVACX*
Nuveen WI Municipal Bond Fund                          67065R721      FWIAX       67065R713       #      67065R697       #

Income Fund

Nuveen Income Fund                                     67066D101      NIFAT       67066D200     NIFBT    67066D309       #
Nuveen Floating Rate Fund                              67066U103        #         60766U202       #      67066U301       #


# Will receive a supplemental listing when the class asset base reaches $10 million or the fund share class has been in existence 2yrs.

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NOTE: A NASDAQ Symbol requires 1,000 shareholder accounts or $25 million in assets.

*Denotes supplemental listing only

Effective November 22, 1999.

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